Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-208177) on Form S-1 of Mitcham Industries, Inc. of our reports dated April 7, 2016, relating to our audits of the consolidated financial statements and the financial statement schedule, which appear in the Annual Report on Form 10-K of Mitcham Industries, Inc. for the year ended January 31, 2016.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP
Hein & Associates LLP Houston, Texas

May 31, 2016